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EXHIBIT 11
                                                                   PHYSICIAN COMPUTER NETWORK, INC.
                                                                    COMPUTATION OF INCOME PER SHARE


                                              THREE MONTHS ENDED          THREE MONTHS ENDED          NINE MONTHS ENDED
                                                 SEPTEMBER 30,               SEPTEMBER 30,              SEPTEMBER 30,
                                                     1997                        1996                        1997
                                              -------------------  ---------------------------------  ------------------
INCOME
--------------------------------------------

Net Income before extraordinary item          $         3,259,741  $                       4,488,312  $       10,450,656
Extraordinary gain                                             --                                 --             353,439
                                              -------------------  ---------------------------------  ------------------
Primary and fully diluted net income          $         3,259,741  $                       4,488,312  $       10,804,095
                                              ===================  =================================  ==================


PRIMARY SHARES
--------------------------------------------

 Weighted average Common Stock outstanding             51,715,363                         52,351,619          52,120,605
  Common Stock issuable upon the exercise
      of outstanding options and warrants               2,971,568                          4,085,483           3,102,536
  Common Stock issuable upon the
      conversion of Preferred Stock                        80,796                            142,857             140,317
                                              -------------------  ---------------------------------  ------------------
  Weighted average Common Stock
     outstanding as adjusted                           54,767,727                         56,579,959          55,363,458
                                              ===================  =================================  ==================

FULLY DILUTED SHARES
--------------------------------------------

 Weighted average Common Stock outstanding             51,715,363                         52,351,619          52,120,605
  Common Stock issuable upon the exercise
      of outstanding options and warrants               3,215,959                          4,179,449           3,218,670
  Common Stock issuable upon the
      conversion of Preferred Stock                        76,595                            142,857             138,901
                                              -------------------  ---------------------------------  ------------------
  Weighted average Common Stock
     outstanding as adjusted                           55,007,917                         56,673,925          55,478,176
                                              ===================  =================================  ==================


PRIMARY:
--------------------------------------------
  Income before extraordinary item per share  $              0.06  $                            0.08  $             0.19
  Gain from extraordinary item per share                       --                                 --                0.01
                                              -------------------  ---------------------------------  ------------------
  Net income per share                        $              0.06  $                            0.08  $             0.20
                                              ===================  =================================  ==================


FULLY DILUTED:
--------------------------------------------
  Income before extraordinary item per share  $              0.06  $                            0.08  $             0.19
  Gain from extraordinary item per share                       --                                 --                0.01
                                              -------------------  ---------------------------------  ------------------
  Net income per share                        $              0.06  $                            0.08  $             0.20
                                              ===================  =================================  ==================



EXHIBIT 11




                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,
                                                     1996
                                              ------------------
INCOME
--------------------------------------------

Net Income before extraordinary item          $       11,470,878
Extraordinary gain                                            --
                                              ------------------
Primary and fully diluted net income          $       11,470,878
                                              ==================


PRIMARY SHARES
--------------------------------------------

 Weighted average Common Stock outstanding            48,554,796
  Common Stock issuable upon the exercise
      of outstanding options and warrants              4,349,827
  Common Stock issuable upon the
      conversion of Preferred Stock                      437,312
                                              ------------------
  Weighted average Common Stock
     outstanding as adjusted                          53,341,935
                                              ==================

FULLY DILUTED SHARES
--------------------------------------------

 Weighted average Common Stock outstanding            48,554,796
  Common Stock issuable upon the exercise
      of outstanding options and warrants              4,349,827
  Common Stock issuable upon the
      conversion of Preferred Stock                      437,312
                                              ------------------
  Weighted average Common Stock
     outstanding as adjusted                          53,341,935
                                              ==================


PRIMARY:
--------------------------------------------
  Income before extraordinary item per share  $             0.22
  Gain from extraordinary item per share                      --
                                              ------------------
  Net income per share                        $             0.22
                                              ==================


FULLY DILUTED:
--------------------------------------------
  Income before extraordinary item per share  $             0.22
  Gain from extraordinary item per share                      --
                                              ------------------
  Net income per share                        $             0.22
                                              ==================

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